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                                                                      EXHIBIT 12
BANC ONE CORPORATION and Subsidiaries
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
$(thousands)
                                                                       Six Months Ended                     Years Ended
                                                                            June 30,                        December 31,
                                                               -----------        -----------      -------------------------------
                                                                   1994               1993             1993             1992
                                                               -----------        -----------      -------------     -------------
Calculation excluding interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                                 $   962,592        $   836,847      $   1,699,119     $   1,281,222
    Fixed charges                                                  260,071            153,124            329,874           304,443
    Less:  Capitalized interest                                       (483)              (275)              (652)           (1,199)
                                                               -----------        -----------      -------------     -------------
                                                               $ 1,222,180        $   989,696      $   2,028,341     $   1,584,466
                                                               ===========        ===========      =============     =============
  Fixed charges:
    Interest expense, including interest factor
      of capitalized leases and amortization of
      deferred debt expense                                    $   235,117        $   130,392      $     282,555     $     263,412
    Portion of rental payments under operating
      leases deemed to be interest                                  24,954             22,732             47,319            41,031
                                                               -----------        -----------      -------------     -------------
    Fixed charges                                              $   260,071        $   153,124      $     329,874     $     304,443
                                                               ===========        ===========      =============     =============

Ratio of earnings to fixed charges excluding
    interest on deposits                                              4.70 x             6.46 x             6.15 x            5.20 x

Calculation including interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                                 $   962,592        $   836,847      $   1,699,119     $   1,281,222
    Fixed charges                                                  945,060            862,919          1,693,019         2,162,694
    Less:  Capitalized interest                                       (483)              (275)              (652)           (1,199)
                                                               -----------        -----------      -------------     -------------
                                                               $ 1,907,169        $ 1,699,491      $   3,391,486     $   3,442,717
                                                               ===========        ===========      =============     =============
Fixed charges:
  As detailed above                                            $   260,071        $   153,124      $     329,874     $     304,443
  Interest on deposits                                             684,989            709,795          1,363,145         1,858,251
                                                               -----------        -----------      -------------     -------------
  Fixed charges                                                $   945,060        $   862,919      $   1,693,019     $   2,162,694
                                                               ===========        ===========      =============     =============

Ratio of earnings to fixed charges including
  interest on deposits                                                2.02 x             1.97 x             2.00 x            1.59 x
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
                                                                      EXHIBIT 12
BANC ONE CORPORATION and Subsidiaries
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
$(thousands)
                                                                                  Years Ended
                                                                                  December 31,
                                                               -------------------------------------------------
                                                                   1991               1990             1989
                                                               -----------        -----------      -------------
Calculation excluding interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                                 $   879,775        $   687,029      $     361,474
    Fixed charges                                                  394,563            435,768            439,339
    Less:  Capitalized interest                                     (1,732)            (2,181)            (2,338)
                                                               -----------        -----------      -------------
                                                               $ 1,272,606        $ 1,120,616      $     798,475
                                                               ===========        ===========      =============
  Fixed charges:
    Interest expense, including interest factor
      of capitalized leases and amortization of
      deferred debt expense                                    $   356,234        $   403,418      $     411,975
    Portion of rental payments under operating
      leases deemed to be interest                                  38,329             32,350             27,364
                                                               -----------        -----------      -------------
    Fixed charges                                              $   394,563        $   435,768      $     439,339
                                                               ===========        ===========      =============

Ratio of earnings to fixed charges excluding
    interest on deposits                                              3.23 x             2.57 x             1.82 x

Calculation including interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                                 $   879,775        $   687,029      $     361,474
    Fixed charges                                                2,762,687          2,910,253          2,698,125
    Less:  Capitalized interest                                     (1,732)            (2,181)            (2,338)
                                                               -----------        -----------      -------------
                                                               $ 3,640,730        $ 3,595,101      $   3,057,261
                                                               ===========        ===========      =============
Fixed charges:
  As detailed above                                            $   394,563        $   435,768      $     439,339
  Interest on deposits                                           2,368,124          2,474,485          2,258,786
                                                               -----------        -----------      -------------
  Fixed charges                                                $ 2,762,687        $ 2,910,253      $   2,698,125
                                                               ===========        ===========      =============

Ratio of earnings to fixed charges including
  interest on deposits                                                1,32 x             1.24 x             1.13 x

(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991
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